                                                                    EXHIBIT 3.15

                                STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------

        I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "1+ USA V ACQUISITION CORP.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF NOVEMBER, A.D. 1996, AT 4:30 O'CLOCK P.M.




                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                            [SEAL]     Harriet Smith Windsor, Secretary of State


                                                        AUTHENTICATION:  1195847

                                                                 DATE:  06-18-01

                          Certificate of Incorporation

                                       of

                           1+ USA V Acquisition Corp.



                                   ARTICLE I.

        The name of the corporation is 1+ USA V Acquisition Corp.

                                   ARTICLE II.

        The registered office of the corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

                                  ARTICLE III.

        The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV.

        The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares of common stock, par value $01 per share.

                                   ARTICLE V.

        The name and mailing address of the incorporator is as follows:

        Name                        Mailing Address
        ----                        ---------------
        Robert E. Longo             Bracewell & Patterson, L.L.P.
                                    South Tower Pennzoil Place
                                    711 Louisiana, Ste. 2900
                                    Houston, TX  77002


                                   ARTICLE VI.

        The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

        Name                        Mailing Address
        ----                        ---------------
        Rod K. Cutsinger            3355 West Alabama, Suite 580
                                    Houston, Texas 77098

        Bradley K. Cutsinger        3355 West Alabama, Suite 580
                                    Houston, Texas 77098

        G. Edward Powell            45 W. Broad Oaks
                                    Houston, Texas 77058

        Frank Bango                 9780 W. Suburbank Drive
                                    Miami, Florida 33156

        Jeffrey L. Corl             537 Brookstone Circle
                                    Madison, Mississippi 39110

        Donald L. Chessher          709 East Central
                                    Nixon, Texas 78140

                                  ARTICLE VII.

        The number of directors of the corporation shall be as specified in, or determined in the manner provided in, the Bylaws of the corporation, and such number may be increased or decreased from time to time in such manner as may be prescribed in the Bylaws.

                                  ARTICLE VIII.

        In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the corporation, subject to the power of the stockholders of the corporation to adopt, amend or repeal any bylaw made by the Board of Directors.

                                   ARTICLE IX.

        Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

                                   ARTICLE X.

        A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.

        IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make and file this Certificate of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set the incorporators hand this 14th day of November 1996.


                                                   /s/ Robert E. Longo
                                                   -----------------------------
                                                   Robert E. Longo